SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2007

StatSure Diagnostic Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21284	91-1549305
(Commission	(IRS Employer
File Number)	Identification No.)

1 Clarks Hill, Framingham MA	01702
(Address of principal executive offices)	(Zip Code)

508.872.2625
(Registrant's telephone number, including area code)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 12, 2007 the Company appointed Moshe Bodner as Vice President of Business Development, effective May 1, 2007. Mr. Bodner has served as a consultant to the Company since 2005. Prior to his relationship with the Company, Mr. Bodner was self-employed as a private investor. From 1998 to 2001 Mr. Bodner headed  the equity trading desk at American Third Market Securities and was Head Trader at International Securities Corp.  Mr. Bodner has experience in funding and assisting small and micro-cap companies, and working with management to develop a market for their products. Mr. Bodner is the husband of Helenka Bodner, a major shareholder of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STATSURE DIAGNOSTIC SYSTEMS, INC.

April 30, 2007	By:	/s/ Steve Peltzman
Steve Peltzman
Chief Executive Officer